Pricing Supplement Dated April 9, 1999               Rule 424(b)(3)
(To Prospectus dated October 19, 1995 and	  File No. 33-61957
Prospectus Supplement dated April 2, 1998)

THE BANK OF NEW YORK COMPANY, INC.

Subordinated Medium-Term Notes Series C
(U.S. $ Fixed Rate)
_________________________________________________________________

Trade Date: April 9, 1999 	 Original Issue Date: April 29, 1999
Principal Amount: $33,670,000    Net Proceeds to Issuer: $13,500,000
Issue Price: 40.09%              Agent's Capacity:
Selling Agent's			 x Principal Basis      Agency Basis
Commission/Discount: 0.00%
Interest Rate: 6.204% per annum    Interest Payment Dates: At
Maturity Date: April 14, 2014       Maturity

Form:           x       Book Entry
			Certificated

Redemption:
		x	The Notes cannot be redeemed prior to maturity
                        The Notes may be redeemed prior to maturity

	Initial Redemption Date: N/A

	Initial Redemption Percentage: N/A

	Annual Redemption Percentage Reduction: N/A

Repayment:

		x	The Notes cannot be repaid prior to maturity
			The Notes can be repaid prior to maturity at the option of the holder of the Notes

	Optional Repayment Date:  N/A

	Optional Repayment Price:  N/A

Discount Note:   x  Yes           No

The covenant defeasance provisions of the Indenture described under "Description of Debt Securities -- Defeasance and Covenant Defeasance" in the Prospectus will apply to the Notes. The Notes described herein are being purchased by Donaldson, Lufkin & Jenrette Securities Corp. (the "Agent"), as principal, on the terms and conditions described in the Prospectus Supplement under the caption "Plan of Distribution." The Notes will be re-sold at varying prices relating to prevailing market prices at the time of resale as determined by the Agent. The net proceeds to the Company will be $13,500,000.

             Donaldson, Lufkin & Jenrette Securities Corp.